UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

Boston Financial Qualified Housing Limited Partnership
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16796	04-2947737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 ARCH ST, 16th Floor, Boston, Massachusetts		02110-1106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	6174393911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 25, 2007, the registrant received $90,000 in exchange for the sale of its only remaining non-cash asset, a non-interest bearing note related to the February 2003 disposition of the registrant's interest in a Local Limited Partnership owning and operating Coronado Courts, located in Douglas, Arizona. The registrant accepted $90,000 from the developer of this property in settlement for the remaining unpaid principal balance on the note, $350,000, which was contingent on future cash flow level, the amount and timing of which could not be predicted with certainty.

Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership, dated as of July 13, 1987, governing the Fund (the "Partnership Agreement"), this sale triggered a dissolution event under the Partnership Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Financial Qualified Housing Limited Partnership

January 31, 2007	By:	/s/ Michael H. Gladstone

Name: Michael H. Gladstone
Title: Vice President of 29 Franklin Street, Inc., its managing general partner